Exhibit 99.1

CONTACT:	Edward Heffernan
Chief Financial Officer
Alliance Data
Tel: 972-348-5191

Julie Prozeller
Financial Dynamics
Tel: 212-850-5608

Media: Shelley Whiddon Tel: 972-348-4310
ALLIANCE DATA ANNOUNCES RECORD SECOND-QUARTER RESULTS
*Double-digit revenue and EBITDA growth across all business segments
*Company raises guidance for 2006
Dallas, TX, July 19, 2006 — Alliance Data Systems Corporation (NYSE: ADS), a leading provider of transaction services, credit services and marketing services, today announced results for its second quarter ended June 30, 2006.
Total second-quarter revenue increased 32 percent to a record $490.5 million compared to $370.6 million for the second quarter of 2005. Net income increased 30 percent to $44.8 million for the second quarter of 2006 compared to $34.4 million for the second quarter of 2005. Net income per diluted share increased 38 percent, or 53 percent on a pro forma basis, to $0.55 per diluted share for the second quarter of 2006 compared to $0.40 per diluted share, or $0.36 on a pro forma basis, for the second quarter of 2005. Net income per diluted share on a pro forma basis takes into account stock compensation expense in the second quarter of 2005 that would have been recorded under SFAS No. 123.
Adjusted EBITDA for the second quarter of 2006 increased 54 percent to $127.7 million compared to $83.2 million for the second quarter of 2005. Cash earnings increased 50 percent to $63.4 million compared to $42.2 million for the second quarter of 2005. Cash earnings per diluted share increased 57 percent to $0.77 per diluted share compared to $0.49 for the second quarter of 2005. (See “Financial Measures” below for a discussion of Adjusted EBITDA, Cash Earnings and Cash Earnings per diluted share.)
“We are very pleased with our strong second-quarter results, driven by double-digit growth balanced across all three of our business segments,” said Mike Parks, chairman, president and chief executive officer. “This exceptional performance resulted in the highest level of quarterly revenue in the company’s history. As a result of our strong performance over the first half of the year, continued success across all three of our segments, and the visibility we have for the remainder of the year, we are raising guidance for the full year 2006.
“Leading the way in the second quarter, our Marketing Services segment, which operates the AIR MILES® Reward Program, realized over 20-percent organic growth in our Canadian loyalty business again this quarter, consistent with last quarter. A key relationship was

Alliance Data Systems Corp. July 19, 2006	Page 2
renewed with top-10 AIR MILES sponsor A&P Canada, the second largest food retailer in Ontario. Epsilon, the U.S. platform for Marketing Services, performed above expectations in the second quarter as well. Epsilon added Circuit City as a new client during the quarter, while renewing and expanding the relationship with one of its largest clients, AARP. Epsilon also expanded its relationship with Citibank, which now also includes providing integrated email marketing services for Citibank’s customer loyalty program, the ThankYou Network SM . Finally, the Company completed the integration of Epsilon Interactive (formerly Bigfoot Interactive) and DoubleClick E-mail Solutions. Both of these additions are already exceeding our financial expectations.
“Our private label business contributed to the quarter’s strong results, signing new agreements with Friedman’s Jewelers, Bealls and Burke’s Outlet Stores. We also gained significant traction from the successful ramp-up of key signings made during the past several years. And a second-quarter renewal with Abercrombie and Fitch, as well as with The Room Place at Harlem Furniture, creates solid momentum for us in this aspect of our business.
“The utility services business added to its impressive list of recent wins by signing a multi-year agreement with the Sacramento Municipal Utility District, one of the largest publicly owned utilities in the United States with more than $1.2 billion in annual revenue. During the quarter, we also signed a renewal agreement with Union Gas, a part of Duke Energy.”
Segment Review
Transaction Services revenue increased 15 percent in the second quarter to $193.3 million compared to the prior year period. Adjusted EBITDA increased 37 percent in the second quarter to $30.5 million, driving margin expansion up approximately 250 basis points compared to the prior year period. The vast majority of this segment consists of two of Alliance Data’s growth engines, private label and utility services. The private label business benefited from the ramp-up of new clients, which drove double-digit growth in statements generated. Solid recent wins in the utility services business demonstrate continued positive momentum during the second quarter. Though the Company anticipates an uptick in expenses related to client conversion activity in the second half of the year, the outlook remains positive for the remainder of 2006 with a number of recently signed, soon to be converted, clients poised to contribute to growth in 2007 and beyond.
Credit Services revenue increased 35 percent in the second quarter to $176.9 million compared to the prior year period. Adjusted EBITDA increased 73 percent to $59.8 million in the second quarter compared to the prior year period. The private label business posted strong second-quarter results, driven by mid-teens growth in its key metrics, credit sales and portfolio growth, which were stronger than expected and stronger than historical growth. The segment also benefited from slightly lower funding costs over the previous year and lower than expected credit losses, a continued result of the bankruptcy reform legislation in 2005. This continuing benefit added approximately $0.08 per share to the quarter’s results compared to $0.10 per share in the first quarter of 2006. The outlook for 2006 remains quite favorable with expectations of continued solid growth in private label credit sales and the portfolio. Additionally, funding costs are effectively locked in and credit losses are expected to return to a more normalized level (i.e. 6 percent or slightly less), but are still expected to remain at or better than last year’s rate.

Alliance Data Systems Corp. July 19, 2006	Page 3
Marketing Services revenue increased 43 percent in the second quarter to $208.7 million compared to the prior year period. Adjusted EBITDA increased 42 percent in the second quarter to $37.4 million compared to the prior year period. Results were driven by overperformance in the AIR MILES Reward Program related to the continued strong rollout of major national programs combined with overall firm pricing. In the second quarter, AIR MILES reward miles issued increased 18 percent and AIR MILES reward miles redeemed increased 13 percent. Additionally, Epsilon and Epsilon Interactive continued their strong growth, which is expected to accelerate with the recent completion of the integration of the DoubleClick Email Solutions acquisition. Margin for the segment increased 250 basis points from first quarter to second quarter and is expected to show an increase on a year-over-year basis.
Outlook
Based on Alliance Data’s strong performance for the first half of 2006, the Company is raising full-year guidance as follows:
•	Revenue — increasing to at least $1.84 billion, up from the previous guidance of $1.78 billion.

•	Adjusted EBITDA of at least $465.0 million versus previous guidance of $440.0 million.

•	Cash earnings per share of at least $2.75 versus previous guidance of $2.60 per share.
Third-quarter cash earnings per share is expected to be at least $0.62, or a minimum of 22 percent growth versus the third quarter of 2005. This reflects continued strong performance, moderated by a return to normalized credit losses and certain new client conversion expenses, and continues to provide the Company the flexibility to undertake additional projects and make decisions geared toward enhancing future performance.
Financial Measures
In addition to the results presented in accordance with generally accepted accounting principles, or GAAP, the Company presents financial measures that are non-GAAP measures, such as Adjusted EBITDA, Operating EBITDA, Cash Earnings and Cash Earnings per diluted share. The Company believes that these non-GAAP measures, viewed in addition to and not in lieu of the Company’s reported GAAP results, provide useful information to investors regarding its performance and overall results of operations. These metrics are an integral part of the Company’s internal reporting to measure the performance of reportable segments and the overall effectiveness of senior management. Reconciliations to comparable GAAP measures are available in the accompanying schedules and on the Company’s website. The financial measures presented are consistent with the Company’s historical financial reporting practices. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies, and are not identical to corresponding measures used in our various agreements or public filings.

Alliance Data Systems Corp. July 19, 2006	Page 4
Conference Call
Alliance Data will host a conference call on July 19, 2006 at 5:00 p.m. (Eastern) to discuss the Company’s second-quarter results. The conference call will be available via the Internet at www.AllianceDataSystems.com. There will be several slides accompanying the webcast. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary software. The recorded webcast will also be available on the Company’s website.
If you are unable to participate in the conference call, a replay will be available. To access the replay, please dial 877-519-4471 and enter “7595311.” The replay will be available from two hours after the end of the call until 11:59 p.m. (Eastern) on July 26, 2006.
About Alliance Data
Alliance Data (NYSE: ADS) is a leading provider of transaction services, credit services and marketing services, managing over 105 million consumer relationships for some of North America’s most recognizable companies. Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs approximately 8,000 associates at more than 40 locations worldwide. For more information about the company, visit its web site, http://www.AllianceDataSystems.com.
Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.
If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K/A for the most recently ended fiscal year.

Alliance Data Systems Corp. July 19, 2006	Page 5
ALLIANCE DATA SYSTEMS CORPORATION
SUMMARY FINANCIAL HIGHLIGHTS
(Unaudited) (In millions, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30,			June 30,

	2006	2005	Change	2006	2005	Change
Revenues	$490.5	$370.6	32%	$967.7	$746.4	30%

Net income	$44.8	$34.4	30%	$101.2	$71.6	41%

Net income per share — diluted	$0.55	$0.40	38%	$1.24	$0.84	48%

Pro Forma
Net income per share — diluted	$0.55	$0.36	53%	$1.24	$0.76	63%

Adjusted EBITDA	$127.7	$83.2	54%	$261.9	$172.1	52%

Operating EBITDA	$139.6	$95.9	46%	$278.6	$188.9	48%

Cash earnings	$63.4	$42.2	50%	$132.6	$86.7	53%

Cash earnings per share — diluted	$0.77	$0.49	57%	$1.62	$1.01	60%

	As of	As of
	June 30,	December 31,
	2006	2005

Cash and cash equivalents	$151.0	$143.2
Seller’s interest and credit card receivables	357.0	479.1
Redemption settlement assets	280.8	261.0
Intangible assets, net	274.6	265.0
Goodwill	922.9	858.5
Total assets	2,909.8	2,926.1

Deferred revenue	662.3	610.5
Certificates of deposit	190.1	379.1
Core debt	559.2	457.8
Total liabilities	1,887.0	2,005.0
Stockholders’ equity	1,022.8	921.1

Alliance Data Systems Corp. July 19, 2006	Page 6
ALLIANCE DATA SYSTEMS CORPORATION
SUMMARY FINANCIAL HIGHLIGHTS
(Unaudited) (In millions)

	Three Months Ended			Six Months Ended
	June 30,			June 30,

	2006	2005	Change	2006	2005	Change
Segment Revenue:
Transaction Services	$193.3	$168.6	15%	$385.0	$336.3	15%
Credit Services	176.9	130.8	35%	376.0	282.2	33%
Marketing Services	208.7	145.7	43%	385.2	283.1	36%
Intersegment	(88.4)	(74.5)	19%	(178.5)	(155.2)	15%

	$490.5	$370.6	32%	$967.7	$746.4	30%

Segment adjusted EBITDA:
Transaction Services	$30.5	$22.2	37%	$59.1	$42.3	40%
Credit Services	59.8	34.6	73%	138.5	82.1	69%
Marketing Services	37.4	26.4	42%	64.3	47.7	35%

	$127.7	$83.2	54%	$261.9	$172.1	52%

Key Performance Indicators:
Statements generated	52.2	47.2	11%	104.1	94.3	10%
Managed receivables	$3,557.0	$3,071.0	16%	$3,569.4	$3,104.2	15%
Private label credit sales	$1,884.2	$1,637.6	15%	$3,378.3	$2,976.8	14%
AIR MILES Reward Miles issued	963.9	816.2	18%	1,820.3	1,526.9	19%
AIR MILES Reward Miles redeemed	580.3	514.0	13%	1,134.6	973.7	17%

Alliance Data Systems Corp. July 19, 2006	Page 7
ALLIANCE DATA SYSTEMS CORPORATION
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(Unaudited) (In millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2006	2005	2006	2005
Total revenue	$490.5	$370.6	$967.7	$746.4

Total operating expenses	407.3	313.3	785.1	626.8

Operating income	83.2	57.3	182.6	119.6

Financing costs	10.1	2.3	18.6	5.1

Income before income taxes	73.1	55.0	164.0	114.5
Income tax expense	28.3	20.6	62.8	42.9

Net income	$44.8	$34.4	$101.2	$71.6

Net income per share — basic	$0.56	$0.42	$1.26	$0.87

Net income per share — diluted	$0.55	$0.40	$1.24	$0.84

Weighted average shares outstanding — basic	80.1	82.7	80.0	82.5

Weighted average shares outstanding — diluted (1)	81.9	85.6	81.7	85.7

(1)	The Company announced a stock repurchase program in 2005 to acquire up to $300 million of its outstanding common stock. As of June 30, 2006, the Company has purchased $213.2 million at an average price of $40.41.

Alliance Data Systems Corp. July 19, 2006	Page 8
ALLIANCE DATA SYSTEMS CORPORATION
RECONCILIATION OF NON-GAAP INFORMATION
(Unaudited) (In millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2006	2005	2006	2005
Adjusted EBITDA and Operating EBITDA:
Net income (GAAP measure)	$44.8	$34.4	$101.2	$71.6
Income tax expense	28.3	20.6	62.8	42.9
Financing costs	10.1	2.3	18.6	5.1
Stock compensation expense	12.6	1.9	19.9	3.3
Depreciation and other amortization	15.8	13.9	31.0	29.3
Amortization of purchased intangibles	16.1	10.1	28.4	19.9

Adjusted EBITDA	127.7	83.2	261.9	172.1
Change in deferred revenue	43.5	4.4	51.8	7.1
Change in redemption settlement assets	(14.4)	4.7	(19.8)	4.4
Foreign currency impact	(17.2)	3.6	(15.3)	5.3

Operating EBITDA	$139.6	$95.9	$278.6	$188.9

Cash Earnings:
Net income (GAAP measure)	$44.8	$34.4	$101.2	$71.6
Add back non-cash non-operating items:
Amortization of purchased intangibles	16.1	10.1	28.4	19.9
Stock compensation expense	12.6	1.9	19.9	3.3
Income tax effect (2)	(10.1)	(4.2)	(16.9)	(8.1)

Cash earnings	$63.4	$42.2	$132.6	$86.7

Weighted average shares outstanding — diluted (1)	81.9	85.6	81.7	85.7
Cash earnings per share — diluted	$0.77	$0.49	$1.62	$1.01

Pro Forma:
Net Income per share — diluted	$0.55	$0.40	$1.24	$0.84
Stock compensation expense (3)	—	(0.04)	—	(0.08)

Pro Forma Net income per share — diluted	$0.55	$0.36	$1.24	$0.76

(1)	The Company announced a stock repurchase program in 2005 to acquire up to $300 million of its outstanding common stock. As of June 30, 2006, the Company has purchased $213.2 million at an average price of $40.41.

(2)	Represents GAAP income taxes adjusted for the related tax benefit or expense for the non-GAAP measure adjustments.

(3)	For the three and sixth-month ended June 30, 2005, the Company would have recorded an incremental $3.6 million and $6.6 million, net of tax, respectively, of stock compensation expense under SFAS No. 123.

Alliance Data Systems Corp. July 19, 2006	Page 9
ALLIANCE DATA SYSTEMS CORPORATION
RECONCILIATION OF SEGMENT ADJUSTED EBITDA
(Unaudited) (In millions)

	Three months ended June 30, 2006
			Stock
	Operating	Depreciation &	compensation	Adjusted
	income	amortization	expense	EBITDA(4)
Transaction Services	$11.4	$14.3	$4.8	$30.5
Credit Services	53.9	3.3	2.6	59.8
Marketing Services	17.9	14.3	5.2	37.4

	$83.2	$31.9	$12.6	$127.7

	Three months ended June 30, 2005
			Stock
	Operating	Depreciation &	compensation	Adjusted
	income	amortization	expense	EBITDA(4)
Transaction Services	$8.0	$13.6	$0.6	$22.2
Credit Services	32.1	1.9	0.6	34.6
Marketing Services	17.2	8.5	0.7	26.4

	$57.3	$24.0	$1.9	$83.2

	Six months ended June 30, 2006
			Stock
	Operating	Depreciation &	compensation	Adjusted
	income	amortization	expense	EBITDA(4)
Transaction Services	$23.4	$27.8	$7.9	$59.1
Credit Services	129.0	5.8	3.7	138.5
Marketing Services	30.2	25.8	8.3	64.3

	$182.6	$59.4	$19.9	$261.9

	Six months ended June 30, 2005
			Stock
	Operating	Depreciation &	compensation	Adjusted
	income	amortization	expense	EBITDA(4)
Transaction Services	$12.9	$28.3	$1.1	$42.3
Credit Services	77.1	3.9	1.1	82.1
Marketing Services	29.6	17.0	1.1	47.7

	$119.6	$49.2	$3.3	$172.1

(4)	Represents segment Adjusted EBITDA and is equal to operating income plus depreciation and amortization and stock compensation expense.
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